Exhibit 99.1

PJT Partners Inc. Reports Third Quarter 2017 Results

and Announces Share Repurchase Program

Highlights

•	Total Revenues of $308.7 million for the nine months ended September 30, 2017, down 5% year-over-year
o	Advisory Revenues of $233.1 million, down from $241.4 million in the prior year period
o	Placement Revenues of $68.9 million, down from $78.9 million in the prior year period
•	Strong balance sheet at quarter-end with $157.4 million of cash, cash equivalents and short-term investments; no funded debt
•	Intend to repurchase approximately 155,000 Partnership Units for cash in November 2017, bringing year-to-date repurchases to approximately 1.2 million Partnership Units
•	Board authorizes $100.0 million repurchase program for shares of the Company’s Class A common stock

New York, October 31, 2017: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues for the nine months ended September 30, 2017 of $308.7 million compared with $325.9 million for the nine months ended September 30, 2016. GAAP Pretax Loss was $15.6 million for the nine months ended September 30, 2017 compared with GAAP Pretax Loss of $9.5 million for the nine months ended September 30, 2016. Adjusted Pretax Income was $43.0 million for the nine months ended September 30, 2017 compared with $50.4 million for the nine months ended September 30, 2016.

Total Revenues for the three months ended September 30, 2017 were $78.5 million compared with $121.3 million for the three months ended September 30, 2016. GAAP Pretax Loss was $15.6 million for the three months ended September 30, 2017 compared with GAAP Pretax Loss of $2.0 million for the three months ended September 30, 2016. Adjusted Pretax Income was $4.1 million for the three months ended September 30, 2017 compared with $21.0 million for the three months ended September 30, 2016.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “With each passing quarter, PJT Partners makes progress towards capitalizing on the enormous potential that lies ahead. The investments we have made in our franchise in these first two years as a public company position us well for 2018 and beyond.”

The Company’s revenues and net income (loss) can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Revenues

The following table sets forth revenues for the three and nine months ended September 30, 2017 and 2016 (dollars in millions; unaudited):

	Three Months Ended			Nine Months Ended
	September 30,		% Change	September 30,		% Change
	2017	2016	(a)	2017	2016	(a)
Advisory	$60.5	$100.7	(40%)	$233.1	$241.4	(3%)
Placement	15.9	18.3	(13%)	68.9	78.9	(13%)
Interest Income & Other	2.1	2.3	(9%)	6.7	5.6	18%
Total Revenues (b)	$78.5	$121.3	(35%)	$308.7	$325.9	(5%)

__________________________

(a)	Amounts may not calculate due to rounding.
(b)	Amounts may not add due to rounding.

Three Months Ended

For the three months ended September 30, 2017, Total Revenues were $78.5 million compared with $121.3 million for the three months ended September 30, 2016, a decrease of 35%.

Advisory Revenues were $60.5 million for the three months ended September 30, 2017 compared with $100.7 million for the three months ended September 30, 2016, a decrease of 40%. The decrease in Advisory Revenues was driven by lower average fees earned during the quarter, primarily as a result of the absence of large transaction closings during the third quarter of 2017 compared with the third quarter of 2016.

Placement Revenues were $15.9 million for the three months ended September 30, 2017 compared with $18.3 million for the three months ended September 30, 2016, a decrease of 13%. Despite an increase in the number of transaction closings during the third quarter of 2017 compared with the third quarter of 2016, a decline in the average fees earned per transaction resulted in an overall decline in revenues.

Nine Months Ended

For the nine months ended September 30, 2017, Total Revenues were $308.7 million compared with $325.9 million for the nine months ended September 30, 2016, a decrease of 5%.

Advisory Revenues were down slightly year-over-year with $233.1 million for the nine months ended September 30, 2017 compared with $241.4 million for the nine months ended September 30, 2016.

Placement Revenues were $68.9 million for the nine months ended September 30, 2017 compared with $78.9 million for the nine months ended September 30, 2016, a decrease of 13%. Despite an increase in the number of transaction closings during the nine months ended September 30, 2017 compared with the nine months ended September 30, 2016, a decline in the average fees earned per transaction resulted in an overall decline in revenues.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and nine months ended September 30, 2017 and 2016 (dollars in millions; unaudited):

	Three Months Ended September 30,
	2017		2016
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$68.0	$50.2	$95.8	$78.9
% of Revenues	86.7%	64.0%	79.0%	65.0%
Non-Compensation	$26.0	$24.1	$27.5	$21.5
% of Revenues	33.2%	30.8%	22.6%	17.7%
Total Expenses (b)	$94.1	$74.3	$123.3	$100.4
% of Revenues	119.9%	94.8%	101.6%	82.7%
Pretax Income (Loss) (b)	$(15.6)	$4.1	$(2.0)	$21.0
% of Revenues	N/M	5.2%	N/M	17.3%

	Nine Months Ended September 30,
	2017		2016
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$251.3	$197.6	$256.0	$207.7
% of Revenues	81.4%	64.0%	78.5%	63.7%
Non-Compensation	$73.1	$68.2	$79.4	$67.9
% of Revenues	23.7%	22.1%	24.4%	20.8%
Total Expenses (b)	$324.3	$265.8	$335.4	$275.5
% of Revenues	105.1%	86.1%	102.9%	84.5%
Pretax Income (Loss) (b)	$(15.6)	$43.0	$(9.5)	$50.4
% of Revenues	N/M	13.9%	N/M	15.5%

__________________________

(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.
(b)	Amounts may not add or calculate due to rounding.
N/M	Not meaningful.

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $68.0 million for the three months ended September 30, 2017 compared with $95.8 million for the three months ended September 30, 2016. Adjusted Compensation and Benefits Expense was $50.2 million for the three months ended September 30, 2017 compared with $78.9 million for the three months ended September 30, 2016. The decrease in Compensation and Benefits Expense was primarily due to lower revenues.

Nine Months Ended

GAAP Compensation and Benefits Expense was $251.3 million for the nine months ended September 30, 2017 compared with $256.0 million for the nine months ended September 30, 2016. Adjusted Compensation and Benefits Expense was $197.6 million for the nine months ended September 30, 2017 compared with $207.7 million for the nine months ended September 30, 2016. The decrease in Compensation and Benefits Expense was primarily due to lower revenues.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $26.0 million for the three months ended September 30, 2017 compared with $27.5 million for the three months ended September 30, 2016. Adjusted Non-Compensation Expense was $24.1 million for the three months ended September 30, 2017 compared with $21.5 million for the three months ended September 30, 2016.

GAAP Non-Compensation Expense decreased during the three months ended September 30, 2017 compared with the three months ended September 30, 2016, primarily driven by decreases in Other Expenses and Depreciation and Amortization. The decrease in Other Expenses is primarily related to a decrease in the net realized cash benefit from certain compensation-related tax deductions payable to Blackstone and a decrease in bad debt expense. The decrease in Depreciation and Amortization is related to certain intangible assets identified in connection with the spin-off that were fully amortized in the prior year. These decreases were partially offset by an increase in Professional Fees.

Adjusted Non-Compensation Expense increased during the three months ended September 30, 2017 compared with the three months ended September 30, 2016, primarily driven by an increase in Professional Fees.

Nine Months Ended

GAAP Non-Compensation Expense was $73.1 million for the nine months ended September 30, 2017 compared with $79.4 million for the nine months ended September 30, 2016. Adjusted Non-Compensation Expense was $68.2 million for the nine months ended September 30, 2017 compared with $67.9 million for the nine months ended September 30, 2016.

GAAP Non-Compensation Expense decreased during the nine months ended September 30, 2017 compared with the nine months ended September 30, 2016, primarily driven by decreases in Depreciation and Amortization and Other Expenses, and partially offset by increases in Professional Fees and Communications and Information Services. The decrease in Depreciation and Amortization is related to certain intangible assets identified in connection with the spin-off that were fully amortized in the prior year. Other Expenses were lower in the nine months ended September 30, 2017 primarily due to the absence of the Caspersen-related charge recorded during 2016 and lower bad debt expense.

Adjusted Non-Compensation Expense was roughly flat between the nine months ended September 30, 2016 and 2017. A decrease in Other Expenses was offset primarily by increases in Professional Fees and Communications and Information Services.

Provision for Taxes

As of September 30, 2017, PJT Partners Inc. owned 55.9% of PJT Partners Holdings LP, which is subject to corporate U.S. federal and state income tax. PJT Partners Holdings LP continues to be subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 3. “Reorganization and Spin-off” in the “Notes to Consolidated and Combined Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the nine months ended September 30, 2017 was 33.7%, which excludes the tax benefits of the adjustments for transaction-related equity-based compensation expense, amortization expense and spin-off-related payables due to The Blackstone Group L.P. (“Blackstone”). The decrease in tax rate from the nine months ended September 30, 2016 is due primarily to an increased tax benefit related to the delivery of vested shares during the third quarter of 2017 at a value in excess of their amortized cost.

Capital Management and Balance Sheet

As of September 30, 2017, the Company held cash, cash equivalents and short-term investments of $157.4 million and there was no funded debt.

Partnership Units may be presented to the Company for exchange on a quarterly basis and repurchased for cash, or at the Company’s election, for shares of the Company’s Class A common stock on a one-for-one basis. During the third quarter of 2017, the Company repurchased 180,056 Partnership Units for cash at a price of $39.97 per Partnership Unit. An additional 155,355 Partnership Units have been presented to be exchanged, which the Company will repurchase for cash on November 7, 2017 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on November 2, 2017.

Share Repurchase Program

On October 26, 2017, the Company’s Board of Directors authorized the repurchase of up to $100.0 million of shares of the Company’s Class A common stock. Under this repurchase program, shares of Class A common stock may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be suspended or discontinued at any time and does not have a specified expiration date.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on December 20, 2017 to Class A common stockholders of record on December 6, 2017.

Quarterly Investor Call Details

PJT Partners will host a conference call on October 31, 2017 at 8:30 a.m. ET to discuss its third quarter 2017 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 339-2688 (U.S. domestic) or +1 (617) 847-3007 (international), passcode 570 539 36#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 814 038 17#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients realize major corporate milestones and solve complex issues. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off; (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Advisory	$60,457	$100,728	$233,145	$241,360
Placement	15,907	18,327	68,912	78,930
Interest Income and Other	2,086	2,291	6,672	5,644
Total Revenues	78,450	121,346	308,729	325,934
Expenses
Compensation and Benefits	68,018	95,841	251,258	255,976
Occupancy and Related	6,746	6,481	19,611	19,521
Travel and Related	3,369	3,208	9,325	8,755
Professional Fees	6,374	3,983	15,366	14,170
Communications and Information Services	2,556	1,970	7,823	6,670
Depreciation and Amortization	2,038	4,004	6,152	11,930
Other Expenses	4,963	7,819	14,803	18,394
Total Expenses	94,064	123,306	324,338	335,416
Loss Before Provision (Benefit) for Taxes	(15,614)	(1,960)	(15,609)	(9,482)
Provision (Benefit) for Taxes	(13,258)	8,376	(15,647)	4,139
Net Income (Loss)	(2,356)	(10,336)	38	(13,621)
Net Loss Attributable to Redeemable Non-Controlling Interests	(5,699)	(625)	(4,853)	(3,842)
Net Income (Loss) Attributable to PJT Partners Inc.	$3,343	$(9,711)	$4,891	$(9,779)
Net Income (Loss) Per Share of Class A Common Stock
Basic	$0.17	$(0.53)	$0.25	$(0.53)
Diluted	$0.16	$(0.53)	$0.22	$(0.53)
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	18,918,181	18,319,785	18,841,975	18,282,180
Diluted	22,918,655	18,319,785	22,417,842	18,282,180

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP Net Income (Loss)	$(2,356)	$(10,336)	$38	$(13,621)
Less: GAAP Provision (Benefit) for Taxes	(13,258)	8,376	(15,647)	4,139
GAAP Pretax Loss	(15,614)	(1,960)	(15,609)	(9,482)

Adjustments to GAAP Pretax Loss
Transaction-Related Compensation Expense (a)	17,810	16,966	53,662	48,309
Amortization of Intangible Assets (b)	584	2,620	1,834	8,204
Spin-Off-Related Payable Due to Blackstone (c)	1,330	3,356	3,074	3,356
Adjusted Pretax Income	4,110	20,982	42,961	50,387
Adjusted Taxes (d)	(321)	4,901	7,030	11,377
Adjusted Net Income	4,431	16,081	35,931	39,010

If-Converted Adjustments
Less: Adjusted Taxes (d)	321	(4,901)	(7,030)	(11,377)
Add: If-Converted Taxes (e)	391	8,102	14,481	19,476
Adjusted Net Income, If-Converted	$3,719	$12,880	$28,480	$30,911

GAAP Net Income (Loss) Per Share of Class A Common Stock
Basic	$0.17	$(0.53)	$0.25	$(0.53)
Diluted	$0.16	$(0.53)	$0.22	$(0.53)
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	18,918,181	18,319,785	18,841,975	18,282,180
Diluted	22,918,655	18,319,785	22,417,842	18,282,180
Adjusted Net Income, If-Converted Per Share	$0.10	$0.34	$0.75	$0.84
Weighted-Average Shares Outstanding, If-Converted	38,059,330	37,420,346	37,986,334	36,979,314

__________________________

(a)

This adjustment adds back to GAAP Pretax Loss transaction-related equity-based compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.

(b)

This adjustment adds back to GAAP Pretax Loss amounts for the amortization of intangible assets that are associated with Blackstone’s IPO and amounts for the amortization of intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

(c)

This adjustment adds back to GAAP Pretax Loss the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(d)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(e)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP Compensation and Benefits Expense	$68,018	$95,841	$251,258	$255,976
Transaction-Related Compensation Expense (a)	(17,810)	(16,966)	(53,662)	(48,309)
Adjusted Compensation and Benefits Expense	$50,208	$78,875	$197,596	$207,667

Non-Compensation Expenses
Occupancy and Related	$6,746	$6,481	$19,611	$19,521
Travel and Related	3,369	3,208	9,325	8,755
Professional Fees	6,374	3,983	15,366	14,170
Communications and Information Services	2,556	1,970	7,823	6,670
Depreciation and Amortization	2,038	4,004	6,152	11,930
Other Expenses	4,963	7,819	14,803	18,394
GAAP Non-Compensation Expense	26,046	27,465	73,080	79,440
Amortization of Intangible Assets (b)	(584)	(2,620)	(1,834)	(8,204)
Spin-Off-Related Payable Due to Blackstone (c)	(1,330)	(3,356)	(3,074)	(3,356)
Adjusted Non-Compensation Expense	$24,132	$21,489	$68,172	$67,880

__________________________

(a)	See footnote (a) on page 10.
(b)	See footnote (b) on page 10.
(c)	See footnote (c) on page 10.

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2017 and 2016 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of Class A common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	18,559,130	17,987,646	18,448,274	17,973,519
Vested, Undelivered RSUs	359,051	332,139	393,701	308,661
Basic Shares Outstanding, GAAP	18,918,181	18,319,785	18,841,975	18,282,180
Conversion of Unvested Common RSUs (a)	4,000,474	—	3,575,867	—
Diluted Shares Outstanding, GAAP	22,918,655	18,319,785	22,417,842	18,282,180

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	18,559,130	17,987,646	18,448,274	17,973,519
Vested, Undelivered RSUs	359,051	332,139	393,701	308,661
Conversion of Unvested Common RSUs (a)	4,000,474	2,202,324	3,575,867	1,821,987
Conversion of Participating RSUs	405,472	706,257	479,957	749,963
Conversion of Partnership Units (b)	14,735,203	16,191,980	15,088,535	16,125,184
If-Converted Shares Outstanding	38,059,330	37,420,346	37,986,334	36,979,314

	As of September 30,
	2017	2016
Fully-Diluted Shares Outstanding (b) (c)	39,811,806	39,987,220

__________________________

(a)

Represents number of dilutive shares calculated under the treasury method for the unvested, non-participating RSUs that have a remaining service requirement. For the three and nine months ended September 30, 2017, the unvested common RSUs are dilutive and included in the calculation of GAAP Diluted Shares Outstanding. For the three and nine months ended September 30, 2016, these shares were anti-dilutive.

(b)	Excludes 6.5 million unvested Partnership Units that have yet to satisfy certain market conditions.
(c)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of Class A common stock.